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                                                                    Exhibit 10.5

                                  AMENDMENT TO

             DIRECTORS' DEFERRED COMPENSATION PLAN OF MASSBANK CORP.


A.     The Directors' Deferred Compensation Plan of MASSBANK Corp. (the

"Plan") is hereby amended by deleting the last sentence of Article VII and by substituting therefor the following sentence:


     "To the extent any deferred compensation of any director is deemed to be invested in the common stock of MASSBANK Corp., all benefit payments to such director shall be payable in the form of shares of common stock of MASSBANK Corp.


B.     This Amendment shall be effective as of March 8, 2000.

       IN WITNESS WHEREOF, MASSBANK Corp. has caused this Amendment to be executed by its duly authorized officer this 8th day of March, 2000.


                                               MASSBANK

                                               By /s/ Reginald E. Cormier
                                                  ---------------------------
                                                  Sr. V.P., Treasurer and CFO



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                        DIRECTORS' DEFERRED COMPENSATION
                             PLAN OF MASSBANK CORP.

                        ARTICLE I. ESTABLISHMENT OF PLAN

     MASSBANK Corp., a Massachusetts corporation with a principal place of business in Reading, Massachusetts (the "Company"), hereby establishes the Directors' Deferred Compensation Plan of MASSBANK Corp. (the "Plan"). The Plan is an unfunded deferred compensation arrangement for the directors of the Company and is effective for deferrals of compensation for calendar years beginning on and after January 1, 1988 (the "Effective Date").

                     ARTICLE II. ELIGIBILITY; PARTICIPATION

     All directors of the Company on the Effective Date and all persons who become directors of the Company thereafter shall be eligible to participate in the Plan and shall participate by timely executing and submitting a deferred compensation election form as described in Article III.

                  ARTICLE III. DEFERRED COMPENSATION ELECTIONS

     Each eligible director shall be given the opportunity to defer receipt of all or a portion of his/her director's compensation by executing a deferred compensation election form provided by the Company. The election form must be executed and returned prior to the beginning of the first calendar year to which it relates. Amendments or revocations of the election form shall be effective only for calendar years beginning after the execution and submission to the Company of the amendment or revocation, as the case may be; provided, however, that the form of benefit payment cannot be amended as provided in Article V.

           ARTICLE IV. PARTICIPANTS' ACCOUNTS; INVESTMENT REQUIREMENTS

     For each director who elects to participate in the Plan (a "Participant"), the Company shall establish and maintain a memorandum account (for bookkeeping purposes only) which shall be used to measure the benefits to be paid hereunder. As part of the deferred compensation election form, each Participant shall be given the opportunity to choose whether his/her deferred compensation shall be measured as if it had been invested either in the MASSBANK for Savings Variable IRA Account or the common stock of MASSBANK Corp. If the common stock of MASSBANK Corp. is elected, any dividends paid shall be treated as reinvested in such shares. The election of the investment measurement is to be made on the first deferred compensation election form submitted by a Participant pursuant to
Article III. Such election shall apply to all compensation deferred under the Plan and cannot be changed.

     The following credits shall be made to each Participant's account:

     a.  All compensation deferred pursuant to the Plan.

     b. To the extent any deferred compensation is deemed to be invested in the MASSBANK for Savings Variable IRA Account, such interest as may be earned by such investment.

     c. To the extent any deferred compensation is deemed to be invested in the common stock of MASSBANK Corp., the increase in value of such shares and any dividends paid thereon.



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     The following debits shall be made to each Participant's account:

     a. To the extent any deferred compensation is deemed to be invested in the common stock of MASSBANK Corp., the decrease in value of such shares.

     b. Any payments made under the Plan to the Participant or his/her beneficiaries.

              ARTICLE V. BENEFIT PAYMENTS OTHER THAN DEATH BENEFITS

     Except as provided in the last paragraph of this Article, a Participant shall be entitled to benefits under the Plan as soon as practicable after the earlier of (i) the Participant's attaining age 72, or (ii) his/her termination as a director of the Company.

     At the election of the Participant, benefits shall be paid either in one lump sum or in quarterly installments over a five (5) year period. If a lump sum is elected, the benefit payable shall be the balance of the Participant's account under the Plan on the payment date. If installment payments are elected, the first installment shall equal 1/20 of the account balance on the payment date, and each installment thereafter shall be calculated by multiplying the account balance on the payment date by a fraction of which the numerator is one and the denominator is one whole number less than the denominator of the fraction used in calculating the immediately preceding quarterly installment payment.


      The election of the form of benefit payment is to be made on the first deferred compensation election form submitted by a Participant pursuant to
Article III. Such election shall apply to all compensation deferred under the Plan and cannot be changed.

     Notwithstanding the foregoing, in the event the Company or its assets are merged or acquired, payment of all account balances shall promptly be made to all Participants in one lump sum.

                            ARTICLE VI DEATH BENEFITS

     In the event of the death of a Participant while amounts are held for his/her benefit under the Plan and regardless of whether installment payments have been elected or have commenced, a death benefit shall be paid as soon as practicable to his/her beneficiaries in one lump sum. The amount of the death benefit shall be the balance of the Participant's account under the Plan on the payment date.

     Each Participant shall have the right to designate beneficiaries who are to succeed to his/her right to receive payments in the event of his/her death. In the case of a failure of a Participant to designate a beneficiary or of the death of a designated beneficiary without a designated successor, the death benefit shall be paid to the Participant's estate. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Company. Beneficiaries may be changed without the consent of any prior beneficiaries.



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                 ARTICLE VII. NATURE OF PARTICIPANTS' INTERESTS

     The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management. The Participants shall have no right, title or interest whatsoever in meeting its obligations under the Plan. All such investments shall at all times remain solely the Company's property. To the extent that any person acquires a right to receive payments from the Company under the Plan, no such right shall be greater than an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payments of such amounts.

           ARTICLE VIII, AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

     The Company's Board of Directors reserves the right at any time to amend, suspend or terminate the Plan in whole or in part, for any reason, without the consent of any Participant or beneficiary. No such amendment shall decrease any interest of any Participant or beneficiary existing immediately prior to such amendment.

                              AMENDMENT IX. GENERAL

     The benefit payments described in Articles V and VI are the only benefits payable under the Plan, and the Participants and their beneficiaries are responsible for any federal, state or local income taxes that may be due thereon. Any income tax benefits the Company may derive from deducting these benefit payments when made shall not be passed through to the Participants and their beneficiaries.

     To the extent permitted by law, the right of any Participant or any beneficiary to any benefit hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

     Nothing contained in the Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant or any other person. The Company shall not be considered a trustee by reason of the Plan.

     Nothing contained in the Plan and no action taken pursuant to its provisions shall create or be construed to create an agreement of employment or as giving or conferring on any Participant the right to continue service on the Company's Board of Directors.

     The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and each participant and his/her respective heirs, personal representatives and beneficiaries.

     The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its officer thereunto duly authorized as of the Effective Date.

                                                MASSBANK Corp.

                                                By /s/ John H. Wood
                                                   -------------------
                                                its: President and CEO